Exhibit 99.1

Generate Biomedicines Reports Third Quarter 2026 Financial Results and Provides Business Update

GB-0895 is being evaluated in two Phase 3 severe asthma studies for dosing twice a year

A single dose of GB-0895 produced sustained pharmacological activity for at least six months in COPD

Zealand Pharma collaboration provides $30 million upfront, $35 million in early preclinical milestones and nearly $1.2 billion in total potential milestones, plus tiered royalties

Anthropic collaboration builds on AI agent–guided CAR T research yielding smaller signaling domains with improved function in preclinical studies

Oncology clinical programs advance with second-cohort enrollment for GB-4362 in advanced urothelial cancer and first-patient dosing of GB-5267 in platinum-resistant ovarian cancer

Cash, cash equivalents, and marketable securities of $404.2 million as of Sept. 30, 2026

SOMERVILLE, Mass., Nov. 12, 2026 — Generate Biomedicines, Inc. (Nasdaq: GENB) (“Generate”) today reported financial results for the third quarter ended Sept. 30, 2026, and provided an update on recent business progress.

“Our third quarter results reflect both strong execution across all of our clinical programs and our continued efforts to push the frontiers of programmable biology and therapeutic intelligence,” said Mike Nally, chief executive officer of Generate Biomedicines. “We are making strong progress with GB-0895 in severe asthma, and the data we shared at ERS in COPD further demonstrated the sustained pharmacological activity to support robust modulation of key biomarkers and twice-a-year dosing. At the same time, our scientists are extending the impact of our platform, from new CAR T engineering to our collaboration with Anthropic on agentic science. We start with what a therapy needs to do, then engineer and test the biology to get there.”

Recent Progress

GB-0895 in severe asthma and COPD

GB-0895, Generate’s most advanced internal drug candidate, is an investigational anti-TSLP monoclonal antibody engineered with AI for dosing twice a year. The two global Phase 3 SOLAIRIA studies are ongoing in adults and adolescents with severe uncontrolled asthma, and recent Phase 1b results in COPD patients highlight an opportunity to expand into a large and underserved patient population.

Generate presented three posters on GB-0895 at the European Respiratory Society Congress, held Sept. 5–9, 2026, in Barcelona, Spain.

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Phase 1 asthma findings. Complete Phase 1 findings showed that a single dose of GB-0895 sustained inflammatory biomarker reductions for at least six months in participants with mild-to-moderate asthma. At 300 mg, GB-0895 achieved maximal biomarker suppression and had a half-life of approximately 98 days, supporting the dosing interval being evaluated in Phase 3.
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Phase 1b COPD findings. A single dose of GB-0895 sustained inflammatory biomarker reductions for at least six months in participants with COPD. Comparable suppression was demonstrated for 300 mg and 600 mg, extending the evidence supporting six-month pharmacological activity to a second respiratory indication.

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SOLAIRIA Phase 3 study design. The study-design poster detailed the ongoing SOLAIRIA-1 and SOLAIRIA-2 trials in adults and adolescents with severe uncontrolled asthma. The replicate trials evaluate 300 mg administered every 26 weeks, with annualized asthma exacerbation rate over 52 weeks as the primary endpoint.

Zealand Pharma collaboration in obesity and metabolic diseases

On Oct. 13, Generate and Zealand Pharma announced a collaboration and license agreement providing Generate with $30 million upfront and up to $35 million in early preclinical milestones within nearly $1.2 billion in total potential milestone payments, plus tiered royalties on future worldwide net sales of any commercialized products.

The agreement covers two initial programs to develop multispecific protein therapeutics for obesity and other metabolic diseases, with an option to add a third for additional financial consideration. Generate will lead research through lead-candidate selection. Zealand will assume responsibility for subsequent preclinical and clinical development, regulatory submissions, and worldwide commercialization.

Anthropic collaboration and AI-driven CAR T-cell research

On Oct. 27, Generate and Anthropic announced a research collaboration to explore a novel application of an agentic approach to advance next-generation CAR T-cell research.

In early preclinical research, a team of six Generate scientists combined AI agents with the company’s computational and experimental capabilities over approximately six months to engineer a CAR signaling domain approximately 70% shorter than the second-generation design used for comparison. In laboratory tests, CAR T cells incorporating the compact domain showed improved tumor-cell killing compared with the comparison design.

The research also supported expression of four different CARs from a shared mRNA dose, suggesting potential applications in designs targeting multiple tumor antigens. The collaboration focuses on selecting and validating antigen combinations for early-stage solid tumors.

Oncology pipeline advances

GB-4362 aims to address treatment-limiting toxicities associated with antibody-drug conjugates, while GB-5267 is designed to address the difficulty of sustaining CAR T-cell activity in solid tumors.

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GB-4362 advanced to the second of potentially three dose-escalation cohorts. Enrollment has begun in the second cohort of the Phase 1 study evaluating GB-4362 with enfortumab vedotin and pembrolizumab in advanced urothelial cancer.
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On Oct. 23, Generate presented a trial-in-progress poster describing the Phase 1 clinical study design of GB-4362 at the 2026 European Society for Medical Oncology Congress in Madrid.
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On Oct. 1, Generate and Roswell Park Comprehensive Cancer Center announced that the first patient had been dosed in the Phase 1 study of the investigational autologous IL-18-armored CAR T-cell therapy in platinum-resistant ovarian cancer. GB-5267 targets MUC16, an antigen overexpressed in more than 80% of ovarian tumors, and was engineered with AI to optimize tumor-cell killing, T-cell expansion, and persistence. The trial begins the clinical evaluation of that function-first design without requiring chemotherapy-based lymphodepletion.
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On Oct. 18, Roswell Park delivered an oral presentation at the 16th Biennial Rivkin Ovarian Cancer Research Symposium in Philadelphia detailing the scientific rationale and study design. The presentation highlighted IL-18 armoring intended to support CAR T-cell activity and a Phase 1 study evaluating GB-5267 without chemotherapy-based lymphodepletion

“We continue to advance GB-0895 through the Phase 3 SOLAIRIA studies in severe asthma and make progress across our clinical pipeline. Following the quarter-end, we also entered into a new collaboration agreement with Zealand Pharma,” said Jason Silvers, president and chief financial officer of Generate Biomedicines. “Dosing is underway in cohort 2 of GB-4362, and our first patient has been dosed in the GB-5267 study with Roswell Park. Under the Zealand agreement, Generate received a $30 million upfront payment in October, may receive additional near-term milestones, and is now partnered to explore multispecific protein therapeutics for obesity and metabolic disease. We plan to continue pursuing partnerships that apply our platform to new therapeutic areas, advance differentiated medicines, and provide non-equity-dilutive capital to support our internal programs.”

Financial Results

Cash, cash equivalents, and marketable securities were $404.2 million as of Sept. 30, 2026, compared with $457.4 million as of June 30, 2026. Generate believes its existing cash, cash equivalents, and marketable securities, together with the $30.0 million upfront payment received from Zealand in October 2026 in connection with the Zealand collaboration, will be sufficient to fund its current operating plan into the first half of 2028. Generate expects to require additional capital to support long-term operations.

Revenue for the quarter ended Sept. 30, 2026, was $4.2 million, compared with $9.6 million for the same period in 2025. This revenue reflects developments in the ongoing Amgen and Novartis research programs and that Generate is near completion of its performance obligations under both agreements.

Research and development expenses were $82.3 million for the quarter ended Sept. 30, 2026, compared with $62.2 million for the same period in 2025. The increase was driven primarily by continued investment in the GB-0895 Phase 3 SOLAIRIA clinical trials in severe asthma and was partially offset by a decrease in external discovery and other program related costs.

General and administrative expenses were $13.5 million for the quarter ended Sept. 30, 2026, compared with $10.3 million for the same period in 2025. The increase was driven primarily by an increase in stock-based compensation.

Net loss was $87.7 million for the quarter ended Sept. 30, 2026, compared with $60.0 million for the same period in 2025. These amounts include noncash stock-based compensation expense of $8.1 million and $4.8 million, respectively.

About Generate Biomedicines

Generate (Nasdaq: GENB) is a clinical-stage generative biology company founded at the intersection of machine learning, biological engineering, and medicine, advancing a new era of programmable biology to engineer better drug candidates for patients, faster. The Generate Platform integrates computational design with large-scale biological experimentation, enabling the creation of novel, optimized therapeutics that address historically undruggable and hard-to-drug targets, as well as known targets in new and more effective ways. The platform has enabled the generation of a broad pipeline across multiple therapeutic areas and protein-based modalities, addressing health challenges out of reach of traditional approaches. Founded in 2018, Generate is leading a fundamental shift from drug discovery to drug generation. Learn more at www.generatebiomedicines.com or follow us on X, LinkedIn, and YouTube.

Digital Media Disclosure

From time to time Generate has used, or expects in the future to use, its investor website (investors.generatebiomedicines.com), the Generate LinkedIn account (linkedin.com/company/generate-biomedicines), and the Generate X account (@generate_biomed) as means of disclosing information to the public in a broad, nonexclusionary manner, including for purposes of the SEC’s Regulation Fair Disclosure (Reg FD). Accordingly, investors should monitor the investor website and these social media channels in addition to news releases, SEC filings, public conference calls, and webcasts, as the information posted on them could be material to investors.

Cautionary Note Regarding Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the advancement of Generate’s drug candidates; the initiation, design, conduct, timing, progress, and results of preclinical studies and clinical trials, including SOLAIRIA-1 and SOLAIRIA-2 and the Phase 1 studies of GB-5267 and GB-4362; the potential benefits of GB-0895 and dosing twice a year; the likelihood and timing of a decision to proceed with development of GB-0895 in COPD; the scope and potential benefits of the collaboration with Zealand, including the design and development of multispecific protein therapeutics, the potential addition of a third program, and the potential milestone payments and royalties; the scope and potential benefits of the research collaboration with Anthropic, including the application of agentic methods to target selection and validation and further development of redesigned CAR signaling domains; Generate's expected cash runway; and the expected enhancements, benefits, and potential of The Generate Platform.

In some cases, forward-looking statements can be identified by terms such as “may,” “will,” “should,” “would,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “believe,” “estimate,” “predict,” “potential,” or “continue,” or the negative of these terms or other similar expressions.

These forward-looking statements are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties, and assumptions that could cause actual results to differ materially from those described in the forward-looking statements, including, but not limited to, risks and uncertainties related to Generate’s ability to successfully develop and obtain regulatory approval for its drug candidates; the initiation, design, progress, timing, and results of preclinical studies and clinical trials; Generate’s ability to obtain, maintain, and enforce intellectual property protection; Generate’s dependence on third parties for the manufacturing and development of its drug candidates; Generate's ability to realize the intended benefits of collaborations with third parties; the impact of competitive products and technologies; Generate’s ability to replicate results from earlier preclinical studies or clinical trials in current or future clinical trials; Generate’s ability to demonstrate that its drug candidates are safe and effective for their proposed indications; Generate’s ability to obtain additional capital to fund its operations; and general economic, industry, and market conditions.

Additional information on these and other risks and uncertainties that could affect Generate’s business, financial condition, and results of operations is included in Generate’s filings with the Securities and Exchange Commission, including its Quarterly Reports. The forward-looking statements in this news release are made as of the date hereof, and Generate undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of this news release, except as required by applicable law.

Generate Media Contact

Megan McLaughlin
pr@generatebiomedicines.com

GENERATE BIOMEDICINES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data) (unaudited)

	As of September 30,	As of December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$140,350	$121,650
Marketable securities	263,862	99,848
Restricted cash and cash equivalents (VIE)	—	339
Prepaid expenses and other current assets	10,429	12,528
Total current assets	414,641	234,365
Property and equipment, net	38,653	29,151
Operating lease right-of-use assets	53,255	59,860
Other assets	9,341	6,806
Total assets	$515,890	$330,182
Liabilities, convertible preferred stock, non-controlling interest and stockholders’ equity (deficit)
Current liabilities:
Accounts payable(1)	$7,892	$3,837
Accrued expenses and other current liabilities	43,554	42,164
Deferred revenue - current	7,947	21,194
Current portion of finance lease liabilities	12,499	4,311
Operating lease liabilities - current	10,830	10,697
Total current liabilities	82,722	82,203
Non-current liabilities:
Warrant to purchase convertible preferred stock	—	1,205
Non-current portion of finance lease liabilities	5,891	2,908
Deferred revenue - non-current	—	4,511
Operating lease liabilities - non-current	46,121	50,610
Other long term liabilities	—	116
Total liabilities	134,734	141,553
Commitments and contingencies (Note 13)
Convertible preferred stock	—	811,826
Non-controlling interest	—	(7,232)
Stockholders’ equity (deficit):
Common stock, par value $0.001; 500,000,000 and 200,456,735 shares authorized as of September 30, 2026 and December 31, 2025 respectively; 129,021,869 and 33,116,957 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	129	33
Additional paid-in capital	1,273,942	60,189
Accumulated other comprehensive (loss) income	(264)	106
Accumulated deficit	(892,651)	(676,293)
Total stockholders’ equity (deficit)	381,156	(615,965)
Total liabilities, convertible preferred stock, non-controlling interests and stockholders’ equity (deficit)	$515,890	$330,182

(1)
Includes related party amounts of $0.1 million as of September 30, 2026, and $0.2 million as of December 31, 2025. See Note 14 for details of related party amounts.

GENERATE BIOMEDICINES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except share and per share data) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Collaboration revenue	$4,220	$9,634	$17,758	$28,582
Operating expenses:
Research and development(1)	82,254	62,151	204,396	168,711
General and administrative(2)	13,473	10,295	40,595	30,987
Total operating expenses	95,727	72,446	244,991	199,698
Loss from operations	(91,507)	(62,812)	(227,233)	(171,116)
Other income (expense), net
Change in fair value of convertible preferred stock warrant liability	—	—	(363)	—
Interest expense	(192)	(253)	(529)	(928)
Interest income	4,149	3,105	11,691	11,175
Foreign currency exchange loss	(58)	(39)	(62)	(86)
Total other income (expense), net	3,899	2,813	10,737	10,161
Loss before provision for income taxes	(87,608)	(59,999)	(216,496)	(160,955)
Provision for income taxes	(49)	(34)	(130)	(134)
Net loss	(87,657)	(60,033)	(216,626)	(161,089)
Net loss attributable to non-controlling interests	—	(6,418)	(268)	(13,360)
Net loss attributable to Generate Biomedicines, Inc. stockholders	(87,657)	(53,615)	(216,358)	(147,729)
Convertible preferred stock accrued dividends	—	(11,592)	(7,749)	(34,777)
Net loss attributable to Generate Biomedicines, Inc. common stockholders	$(87,657)	$(65,207)	$(224,107)	$(182,506)
Net loss per share, basic and diluted	$(0.68)	$(1.97)	$(2.09)	$(5.54)
Weighted average common shares outstanding, basic and diluted	128,514,700	33,038,657	107,441,915	32,943,260
Other comprehensive loss:
Net loss	(87,657)	(60,033)	(216,626)	(161,089)
Unrealized (loss) gain on marketable securities	(135)	132	(370)	4
Comprehensive loss	$(87,792)	$(59,901)	$(216,996)	$(161,085)
Comprehensive loss attributable to non-controlling interest	—	(6,418)	(268)	(13,360)
Comprehensive loss attributable to Generate Biomedicines, Inc. stockholders	$(87,792)	$(53,483)	$(216,728)	$(147,725)

(1)
Includes related party amounts of $0.1 million for the nine months ended September 30, 2026, and $0.3 million for the nine months ended September 30, 2025. See Note 14 for details of related party amounts.
(2)
Includes related party amounts of $0.1 million and $0.3 million for the three and nine months ended September 30, 2026, and $0.2 million and $0.5 million for the three and nine months ended September 30, 2025. See Note 14 for details of related party amounts.